[EX -99.906CERT]
Exhibit (b)

SECTION 906CERTIFICATIONS

In connectionwith this report on Form N-CSR for the Registrant as furnished to the Securities and
Exchange Commissionon the date hereof (the "Report"),the undersigned hereby certify, pursuant to Section
906 of the Sarbanes-OxleyAct of 2002, that:

(1)	the Report fully complies with therequirements of Section 13(a) or 15(d) of the Securities
Exchange Actof 1934, as applicable; and

(2)	the information contained in theReport fairly presents, in all material respects, the financial condition andresults of operations of the Registrant.

	By:	/s/ Stephen E. Canter
Stephen E. Canter
Chief Executive Officer

	Date:	May 27, 2004

	By:	/s/ James Windels
James Windels
Chief Financial Officer

	Date:	May 27, 2004

This certificate is furnished pursuant to the requirements of Form N-CSR and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act of 1934.

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